UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2002

Sears Credit Account Master Trust II
(Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-244774 (Commission File Number)	Not Applicable (IRS employer Identification No.)

c/o SRFG, Inc. 3711 Kennett Pike Greenville, Delaware (Address of principal executive offices		19807 (Zip Code)

Registrant's Telephone Number, including area code: (302) 434-3176

Former name or former address, if changed since last report: Not applicable

Item 5. Other Events

Series 2002-3. The registrant has filed with the Securities and Exchange Commission a prospectus dated November 12, 2002, and prospectus supplement dated November 22, 2002 with respect to the issuance of $400,000,000 aggregate principal amount of Floating Rate Class A(X) Master Trust Certificates, Series 2002-3 (the "Certificates"), pursuant to the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG, Inc. (formerly Sears Receivables Financing Group, Inc.) as Seller ("SRFG"), Sears, Roebuck and Co. as Servicer ("Sears") and The Bank of New York, as successor to Bank One, National Association (formerly The First National Bank of Chicago) as Trustee (the "Trustee"), and the Series Supplement for Series 2002-3 among SRFG as Seller, Sears as Servicer and the Trustee to be dated as of the closing of the sale of the Certificates to the underwriters.

Item 7. Exhibits
Exhibit 5	Opinion of Mayer, Brown, Rowe & Maw, counsel to Sears and SRFG.
Exhibit 8	Opinion of Mayer, Brown, Rowe & Maw as to certain federal tax matters concerning the Class A(X) Certificates of Series 2002-3.
Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5).
Exhibit 23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Sears Credit Account Master Trust II (Registrant)

	By:	SRFG, Inc. (Originator of the Trust)

	By:	/s/ George F. Slook George F. Slook President and Chief Executive Officer
Date: November 27, 2002

EXHIBIT INDEX

Exhibit No.
Description
Exhibit 5	Opinion of Mayer, Brown, Rowe & Maw, counsel to Sears and SRFG
Exhibit 8	Opinion of Mayer, Brown, Rowe & Maw as to certain federal tax matters concerning the Class A(X) Certificates of Series 2002-3.
Exhibit 23.1	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5).
Exhibit 23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 8).